Exhibit 3.1


                              AMENDED AND RESTATED
                              --------------------
                            ARTICLES OF INCORPORATION
                            -------------------------
                         OF REPUBLIC FIRST BANCORP, INC.
                         -------------------------------

                  REPUBLIC FIRST BANCORP, Inc., incorporated as a business corporation pursuant to the Business Corporation Law of the Commonwealth of Pennsylvania (Act of May 5, 1933, P.L. 364, as amended) on November 16, 1987 (the "Corporation"), wishing to amend and restate its Articles of Incorporation, does hereby certify as follows:

                      ARTICLE I - NAME
                      -----------------

                  The name of the Corporation is REPUBLIC FIRST BANCORP, INC.

                      ARTICLE II - REGISTERED OFFICE
                      ------------------------------

                  The location and post office address of its registered office in the Commonwealth of Pennsylvania is 1608 Walnut Street, Philadelphia, Pennsylvania 19103.

                      ARTICLE III - PURPOSE
                      ---------------------

                  The purpose for which the Corporation is incorporated is to have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which a corporation may be incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania.

                  The Corporation is incorporated pursuant to the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania (Act of May 5, 1933, P.L. 364, as amended).

                      ARTICLE IV - TERM
                      -----------------

                  The term for which the Corporation is to exist is perpetual.

                      ARTICLE V - CAPITAL STOCK
                      -------------------------

                  The aggregate number of capital shares, which the Corporation shall have authority to issue, shall be as follows:

                  A. 20,000,000 shares of Common Stock with a par value of $.01 per share.

                  B. 10,000,000 shares of Preferred Stock with a par value of $.01 per share. The Board of Directors of the Corporation may authorize and issue the unissued shares of Preferred Stock in one or more series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the Preferred Stock. The Board may reclassify unissued shares of any series. The authority of the Board of Directors shall include the authority to determine the following provisions of the shares of each series:

                           (1) the designation of such series and the number of
                  shares to constitute such series;

                           (2) whether the shares of such series shall have
                  voting rights, and, if so, the terms of such voting rights;


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                           (3) the annual dividend rate, if any, payable on such
                  series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of the capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

                           (4) whether the shares of such series shall be
                  redeemable at the option of the Corporation or the holder thereof and, if redeemable, the times, prices and other terms of such redemption;

                           (5) the amounts payable upon shares of such series
                  and the rights of the holders of such series upon liquidation, dissolution or winding up of the Corporation;

                           (6) whether or not the shares of such series shall be
                  subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking funds shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                           (7) whether or not the shares of such series shall be
                  convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same class, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                           (8) the limitations and restrictions, if any, to be
                  effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation, of the Common Stock or any other class or classes of stock of the Corporation ranking on a parity with or junior to the shares of such series either as to dividends or upon liquidation; and

                           (9) any other preferences, relative, participating,
                  optional or other rights and qualifications, limitations or restrictions.

                           Except as otherwise provided by the Board of
                  Directors, all shares of Preferred Stock shall be of equal rank and all shares of any one series shall be identical in all of respects with all of the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

                           Prior to issuance of a series of Preferred Stock, the
Board of Directors may provide that the holders of the shares of the series of Preferred Stock voting as a separate class may elect that number of directors as determined by the Board of Directors at each annual meeting of shareholders of the Corporation, whether upon default in the payment of any dividends payable thereon or otherwise, and shall have the right to approve any amendment to the charter which adversely affects the series of Preferred Stock.

                  C. All shares of Common Stock shall be identical with each other in every respect. The Common Stock is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as adopted by the Board of Directors of the Corporation pursuant to authority granted to and vested in it by the provisions of this Article FIVE. The shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which shareholders



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have the right to vote. Subject to the provisions of this Article FIVE and any further provisions prescribed in accordance herewith, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for that purpose, dividends payable either in cash, stock or otherwise.

                  D. Shares of stock may be issued in fractional shares. Any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote and the right to receive dividends. A fractional share shall not, however, have the right to receive a certificate evidencing it.

                  E. All persons who shall acquire stock in the Corporation shall acquire same subject to the provisions of the Articles of Incorporation and By-Laws of the Corporation.

                  F. The Board of Directors is expressly authorized, without the assent or vote of the shareholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

             ARTICLE VI - NO PREEMPTIVE RIGHTS, NO CUMULATIVE VOTING
             -------------------------------------------------------

                  A. No holder of shares of the Common Stock of the Corporation shall have any preemptive or preferential right to subscribe for, purchase or otherwise acquire or receive any shares of any class of stock hereafter issued by the Corporation, whether now or hereafter authorized, or any shares of any class of stock of the Corporation now or hereafter acquired and held by the Corporation as treasury stock and subsequently reissued and sold or otherwise disposed of, or any bonds, certificates of indebtedness, notes or any other securities convertible into or exchangeable for, or any warrants or rights to purchase or otherwise acquire, any shares of any class of stock of the Corporation, whether now or hereafter authorized.

                  B. At each election of directors every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Cumulative voting shall not be allowed.

                      ARTICLE VII - BOARD OF DIRECTORS
                      --------------------------------

                  A. At all Annual Meetings of shareholders commencing after the Annual Meeting of Shareholders to be held in 1996, if any, any stockholder who desires to propose nominees to the Board of Directors must provide for the receipt of a written notice of the intention to nominate a person or persons for election as directors by the Secretary of the Corporation: (i) with respect to an election to be held at any annual meeting of shareholders in accordance with the provision of Rule 14a-8, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh (7th) day following the day on which notice of such meeting is first given to shareholders.

                  The notice is required to contain: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations


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are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated or intended to be nominated, by the Board of Directors of the Corporation; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of any meeting of shareholders to elect directors and the Board of Directors may refuse to recognize the nomination of any person not made in compliance with the foregoing.

                      ARTICLE VIII - BUSINESS COMBINATION
                      -----------------------------------

                  A. Section 910 of the Pennsylvania Business Corporation Law shall not be applicable to the Corporation.

                  B. The affirmative vote of the holders of not less than 75% of the outstanding shares of "Voting Stock" held by the shareholders other than a "Related Person" shall be required for the approval or authorization of any "Business Combination" of the Corporation with any Related Person; provided, however, that the 75% voting requirement shall not be applicable if:

                           (1) The "Continuing Directors" of the Corporation by
                  at least a two-thirds vote of such Continuing Directors have expressly approved such Business Combination either in advance of or subsequent to such Related Person having become a Related Person; or

                           (2) The cash or fair market value (as determined by
                  at least two-thirds of the Continuing Directors) of the property, securities or other consideration to be received per share by holders of Voting Stock of the Corporation in the Business Combination is not less than the "Highest Per Share Price" or the "Highest Equivalent Price" paid by the Related Person in acquiring any of its holdings of the Corporation's Voting Stock.

                  C. For the purposes of this Article EIGHT:

                           (1) The term "Business Combination" shall mean (i)
                  any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into a Related Person, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, or all or any "Substantial Part" of the assets either of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary of the Corporation to a Related Person, (iii) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation, (iv) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation, (v) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person other than the issuance on a pro rata basis to all holders of shares of the same class pursuant to a stock split or a stock dividend, or a distribution of warrants or rights, (vi) any recapitalization that would have the effect of increasing the voting power of a Related Person, and (vii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.


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                           (2) The term "Related Person" shall mean and include
                  any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates," becomes the "Beneficial Owner" of an aggregate of 10% or more of the outstanding Voting Stock of the Corporation, and any Affiliates or Associate of any such individual, corporation, partnership or other person or entity; provided, however, that the term "Related Person" shall not include (i) a person or entity whose acquisition of such aggregate percentage of Voting Stock was approved in advance by two-third of the Continuing Directors or (ii) any trustee or fiduciary when acting in such capacity with respect to any employee benefit plan of the Corporation or a wholly owned subsidiary of the Corporation.

                           (3) The term "Substantial Part" shall mean an amount
                  equal to 10% or more of the fair market value as determined by two-thirds of the Continuing Directors of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

                           (4) The term "Beneficial Owner" shall mean any person
                  (i) who beneficially owns shares of Voting Stock within the meaning ascribed in Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on the date of adoption of this Article EIGHT by the shareholders of the Corporation, or (ii) who has the right to acquire Voting Shares (whether or not such right is exercisable immediately) pursuant to any agreement, contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                           (5) For purposes of subparagraph B(2) of this Article
                  EIGHT, the term "other consideration to be received" shall include, without limitation, the value per share of Common Stock or other capital stock of the Corporation retained by its existing shareholders as adjusted to give effect to the proposed Business Combination in the event of any Business Combination in which the Corporation is a surviving corporation.

                           (6) The term "Voting Stock" shall mean all of the
                  outstanding shares of Common Stock and the outstanding shares of Preferred Stock entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

                           (7) The term "Continuing Director" shall mean a
                  Director who was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person. As to any person who became a Related Person prior to April 30, 1988, a Continuing Director shall mean a Director who was a member of the Board of Directors on April 30, 1988.

                           (8) A Related Person shall be deemed to have acquired
                  a share of the Voting Stock of the Corporation at the time when such Related Person became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable by two-thirds of the Continuing Directors, the price so paid shall be deemed to


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                  be the higher of (i) the price paid upon the acquisition
                  thereof by the Affiliate, Associate or other person or (ii) the market price of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

                           (9) The terms "Highest Per Share Price" and "Highest
                  Equivalent Price" as used in this Article NINE shall mean the following: If there is only one class of capital stock of the Corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time by the Related Person for any shares or shares of that class of capital stock. If there is more than one class of capital stock of the Corporation issued and outstanding, the Highest Equivalent Price shall mean, with respect to each class and series of capital stock of the Corporation, the amount determined by two-thirds of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent of the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of any class or series of capital stock of the Corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person becomes a Related Person. Also, the Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees or other value paid by the Related Person with respect to the shares of capital stock of the Corporation acquired by the Related Person.

                           (10) The terms "Affiliate" and "Associate" shall have
                  the same meaning as in Rule 12b-2 under the Securities Exchange Act of 1934 as in effect on the date of the adoption of this Article EIGHT by the shareholders of the Corporation.

                  D. This Article EIGHT and any of the provisions thereof may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than 75% of the outstanding shares of Voting Stock of the Corporation at a meeting of the shareholders duly called for the consideration of such amendment, alteration, change or repeal; provided, however, that if there is a Related Person, such action must also be approved by the affirmative vote of the holders of not less than 75% of the outstanding shares of Voting Stock not held by any Related Person.

                           ARTICLE IX - CONSTITUENCIES
                          ----------------------------

                  A. The Board of Directors may, if it deems it advisable, oppose a tender, or other offer for the Corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

                           (1) whether the offer price is acceptable based on
                  the historical and present operating results or financial condition of the Corporation;


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                           (2) whether a more favorable price could be obtained
                  for the Corporation's securities in the future;

                           (3) the impact which an acquisition of the
                  Corporation would have on the employees, depositors and customers of the Corporation and its subsidiaries and the community which they serve;

                           (4) the reputation and business practices of the
                  offeror and its management and affiliates as they would affect the employees, depositors and customers of the Corporation and its subsidiaries and the future value of the Corporation's stock;

                           (5) the value of the securities (if any) which the
                  offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the Corporation as compared to the corporation or other entity whose securities are being offered;

                           (6) any antitrust or other legal and regulatory
                  issues that are raised by the offer.

                  B. If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the Corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

                      ARTICLE X - INDEMNIFICATION AND INSURANCE
                      -----------------------------------------

                  A. The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the act that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

                            (1) where such indemnification is expressly
                  prohibited by applicable law;

                            (2) where the conduct of the indemnified
                  representative has been finally determined pursuant to paragraph F or otherwise:

                                    (i) to constitute willful misconduct or
                           recklessness within the meaning of 15 Pa.C.S. 513(b) and 1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

                                    (ii) to be based upon or attributable to the
                           receipt by the indemnified representative from the corporation of a personal benefit to which the indemnified representative is not legally entitled; or


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                                    (iii) to the extent such indemnification has
                           been finally determined in a final adjudication pursuant to paragraph F to be otherwise unlawful.

                           (3) with respect to expenses or the payment of
                  profits arising from the purchase or sale of securities of the corporation in violation of Section 16(b) of the Securities Exchange Act of 1934;

                           (4) expenses or liabilities of any type whatsoever
                  (including, but not limited to, judgments, fines and amounts paid in settlement) which have been paid directly to or for the benefit of, such person by directors' liability insurance whose premiums are paid for by the corporation or by an individual or entity other than such director or officer;

                           (5) amounts paid in settlement of any proceeding
                  without the written consent of the corporation or;

The Board of Directors of the corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification, but any such additional exception shall not apply with respect to any event, act or omission which has occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the corporation.

If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

                           For purposes of this Article X:

                           (1) "indemnified capacity" means any and all past,
                  present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

                           (2) "indemnified representative" means any and all
                  directors and officers of the corporation and any other person designated as an indemnified representative by the Board of Directors of the corporation (which may, but not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

                           (3) "liability" means any damage, judgment, amount
                  paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense, of any nature (including, without limitation attorneys' fees and disbursements); and

                           (4) "proceeding" means any threatened, pending or
                  completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or

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                  informal, and whether brought by or in the right of the
                  corporation, a class of its security holders or otherwise.

                           (5) "to the fullest extent permitted by applicable
                  law" means the maximum extent permitted by the public policy, common law or statute. Any person covered by this Article X may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person's option (i) on the basis of the applicable law on the date this
                  Article X was approved by shareholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification or advancement or reimbursement of expenses is sought.

                           (6) The corporation shall have the right to appoint
                  the attorney for an indemnified representative provided such appointment is not unreasonable under the circumstances.


                  B. Notwithstanding any other provision of this Article X, the corporation shall not indemnify under this Article X an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to a reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under paragraph F or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article X.

                  C. The corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in paragraph A or the initiation of or participation in which is authorized pursuant to paragraph B upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to paragraph F that such person is not entitled to be indemnified by the corporation pursuant to this Article X. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to making of such advance.

                  D. To further effect, satisfy or secure the indemnification obligation provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to void ability.

                  E. An indemnified representative shall be entitled to indemnification within thirty (30) days after a written request for indemnification has been delivered to the Secretary of the corporation.


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                  F. Any dispute related to the right to indemnification,
contribution or advancement of expenses as provided under this Article X, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the indemnified representative and third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator or if the arbitrators selected by the corporation and the indemnified representative cannot agree on the selection of the third arbitrator within thirty (30) days after such time as the corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

                  The party or parties challenging the right of an indemnified representative to the benefits of this Article X shall have the burden of proof.

                  The corporation shall reimburse an indemnified representative for the expenses (including attorneys' fees and disbursements) incurred unsuccessfully prosecuting or defending such arbitration.

                  Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative in a proceeding not directly involving indemnification under this Article X. This arbitration provision shall be specifically enforceable.

                  G. If the indemnification provided for in this Article X or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article X or otherwise.

                  H. To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in 15 Pa.C.S. 1741 or 1742 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursement) actually and reasonably incurred by such person in connection therewith.

                  I. The corporation may, to the fullest extent permitted by applicable law, indemnify and advance or reimburse expenses for, persons in all situations other than that covered by this Article X.

                  J. All rights under this Article X shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

                  K. The rights granted by this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote



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of shareholders or disinterested directors or otherwise both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article X shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

                  L. Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights provided in this Article X.

                             ARTICLE XI - AMENDMENTS
                             -----------------------

                  These Articles of Incorporation may be amended, subject to the provisions of the laws of the Commonwealth of Pennsylvania, at any regular or special meeting of the shareholders for which adequate notice has been given, by the affirmative vote of the holders of outstanding shares of stock of the Corporation representing a majority of the votes entitled to be cast; provided, however, that Article V through Article XII, including this Article XI, may be amended only by the affirmative vote of holders of outstanding shares representing at least sixty percent (60%) of the votes entitled to be cast for that purpose.

                      ARTICLE XII - OWNERSHIP LIMITATION
                      ----------------------------------

                  A. Except as provided in paragraph B, no shareholder may have Holdings (as defined in paragraph D of this Article) that exceed ten percent (10%) of the issued and outstanding shares of common stock.

                  B. Upon the resolution of at least two-thirds of the Board of Directors, the restriction imposed by paragraph A may be waived with respect to the Holdings of any shareholders.

                  C. If any shareholder acquires Holdings which cause the violation of the restriction contained in paragraph A, the Board of Directors may (i) terminate all voting rights attributable to the Holdings of such shareholder during the time that paragraph A is being violated; (ii) commence litigation to require divestiture of such amount of the Holdings so that after such divestiture the shareholder would no longer be in violation of the restriction contained in paragraph A; or (iii) take such other action as is appropriate under the circumstances.

                  D. Holdings mean (i) the common stock the shareholder owns of record; (ii) the common stock to which the shareholder has direct or indirect beneficial ownership (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934 and the regulations thereunder in effect on the date hereof, "Section 13(d)"); and (iii) the common stock owned of record or beneficially by other shareholder(s) acting together with the shareholder as a group (as such term is defined in Section 13(d)) for the purpose of acquiring, holding or disposing of common stock (a "Shareholder Group"). The Board of Directors' determination of the existence and membership of a Shareholder Group, of a shareholder's Holdings and of the record and beneficial ownership of common stock shall be final and conclusive, absent proof of bad faith.


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